Exhibit 23.3



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Carolina First Corporation on Form S-4 of our report dated March 27, 1998, relating to the balance sheet of Citrus Bank as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/Brewer, Beemer, Kuehnhackl & Koon, P.A.
BREWER, BEEMER, KUEHNHACKL & KOON, P.A.

Orlando, Florida
April 30, 1999


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